UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 4, 2016

Fifth Street Senior Floating Rate Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35999	61-1713295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Litigation Update

As previously disclosed in public filings, Fifth Street Asset Management Inc. (“FSAM”) – the adviser (through subsidiaries) to Fifth Street Senior Floating Rate Corp. (the “Company”) – has been named as a defendant in a securities class action filed on behalf of FSAM’s shareholders and pending in the United States District Court for the Southern District of New York under the caption Ronald K. Linde, etc. v. Fifth Street Asset Management Inc., et al., Case No. 1:16-cv-01941 (LAK). The parties have entered into an agreement to settle the litigation. The proposed settlement is subject both to the plaintiffs’ completion of additional discovery and to approval by the court after notice has been sent to the settlement class. The parties have not yet filed the settlement agreement with the court.

The proposed settlement calls for a payment of $9,250,000 to a settlement class consisting of all persons and entities who purchased FSAM common stock pursuant or traceable to the Registration Statement issued in connection with FSAM’s initial public offering. The settlement amount will be paid from insurance coverage.

SEC Examination and Investigation

On March 23, 2016, the Division of Enforcement of the Securities and Exchange Commission (the “SEC”) sent document subpoenas and document-preservation notices to the Company, FSAM, Fifth Street Finance Corp. (“FSC”), and FSCO GP LLC – General Partner of Fifth Street Opportunities Fund, L.P. (“FSOF”). The subpoenas sought production of documents relating to a variety of issues, including those raised in an ordinary-course examination of Fifth Street Management LLC by the SEC’s Office of Compliance Inspections and Examinations that began in October 2015, and in the FSAM securities class action discussed above, as well as in related securities class actions filed against FSC. The subpoenas were issued pursuant to a formal order of private investigation captioned In the Matter of the Fifth Street Group of Companies, No. HO-12925, dated March 23, 2016, which addresses (among other things) (i) the valuation of FSC’s portfolio companies and investments, (ii) the expenses allocated or charged to FSC and the Company, (iii) FSOF’s trading in the securities of publicly traded business development companies, (iv) statements to the board, other representatives of pooled investment vehicles, investors, or prospective investors concerning the fair value of FSC’s portfolio companies or investments as well as expenses allocated or charged to FSC and the Company, (v) various issues relating to adoption and implementation of policies and procedures under the Investment Advisers Act of 1940 (the “Advisers Act”), (vi) statements and/or potential omissions in the entities’ SEC filings, (vii) the entities’ books, records, and accounts and whether they fairly and accurately reflected the entities’ transactions and dispositions of assets, and (viii) several other issues relating to corporate books and records. The formal order cites various provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, and the Advisers Act, as well as rules promulgated under those Acts, as the bases of the investigation.

The subpoenaed Fifth Street entities are cooperating with the Division of Enforcement investigation, have produced requested documents, and have been communicating with Division of Enforcement personnel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET SENIOR FLOATING RATE CORP.
Date: August 4, 2016	By:	/s/ Kerry Acocella
Name: Kerry Acocella Title: Chief Compliance Officer